           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the  registrant [X]
Filed by a party other than the registrant [_]
Check the  appropriate  box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              Audio Book Club, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   Board of Directors of Audio Book Club, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
         [X]      No fee required.
         [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.
                  (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
                  (2) Aggregate number of securities to which transaction
applies:

--------------------------------------------------------------------------------
                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

--------------------------------------------------------------------------------
                  (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
                  (5) Total Fee Paid:
--------------------------------------------------------------------------------
         [ ]      Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
         [ ]      Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)      Amount previously paid:
--------------------------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
         (3)      Filing party:
--------------------------------------------------------------------------------
         (4)      Date filed:
--------------------------------------------------------------------------------

                              Audio Book Club, Inc.
                   2295 Corporate Boulevard, N.W. - Suite 222
                            Boca Raton, Florida 33431




                                  May 20, 1998



Dear Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Audio Book Club, Inc. (the "Company") which will be held on Friday, June 19, 1998 at 9:00 A.M. local time at The Headquarters Plaza Hotel, 3 Headquarters Plaza, Morristown, New Jersey 07960.

         The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

         Your Board of Directors unanimously believes that (i) the election of the nominees as directors and (ii) the approval of an amendment to the Company's 1997 Stock Option Plan are in the best interests of the Company and its shareholders and, accordingly, recommends a vote "FOR" the foregoing proposals on the enclosed proxy card.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return the enclosed proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Share Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

         Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting and appreciate your continued support.



                                                     Sincerely yours,



                                                     Norton Herrick
                                                     Co-Chief Executive Officer

                              AUDIO BOOK CLUB, INC.
                    2295 Corporate Boulevard, N.W., Suite 222
                            Boca Raton, Florida 33431
                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD FRIDAY, JUNE 19, 1998
                              --------------------

To the Shareholders of AUDIO BOOK CLUB, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting ("Annual Meeting") of Shareholders of Audio Book Club, Inc. (the "Company") will be held on Friday, June 19, 1998, at 9:00 A.M. local time at The Headquarters Plaza Hotel, 3 Headquarters Plaza, Morristown, New Jersey 07960, for the following purposes:

         1. To elect two Class I directors to hold office until the 2001 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

         2. To consider and vote on a proposal to approve an amendment to the Company's 1997 Stock Option Plan (i) to increase the number of shares of Common Stock reserved for issuance thereunder from 750,000 to 2,000,000 and (ii) to increase the maximum number of shares of Common Stock with respect to which options may be granted to any employee during the term of the Plan from 250,000 to 1,000,000; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         Only shareholders of record at the close of business on May 19, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                            By Order of the Board of Directors,



                                            Norton Herrick
                                            Co-Chief Executive Officer

May 20, 1998

                              AUDIO BOOK CLUB, INC.
                    2295 Corporate Boulevard, N.W., Suite 222
                            Boca Raton, Florida 33431

                                 --------------

                                 PROXY STATEMENT

                                 --------------

                         ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON FRIDAY, JUNE 19, 1998


         This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Audio Book Club, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, June 19, 1998, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

         Management intends to mail this proxy statement and the accompanying form of proxy to shareholders on or about May 20, 1998.

         Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

         The address and telephone number of the principal executive offices of the Company are: 2295 Corporate Blvd., N.W., Suite 222, Boca Raton, Florida 33431, Telephone No.: (561) 241-1426.


                      OUTSTANDING SHARES AND VOTING RIGHTS

         Only shareholders of record at the close of business on May 19, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 6,153,920 shares of the Company's Common Stock, no par value per share (the "Common Stock"). Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting. Messrs. Norton Herrick and Howard Herrick, who together maintain voting rights to approximately 60.1% of the Company's voting securities, have indicated an intention to vote for the election of the Class I directors and for the proposal to amend the Company's 1997 Stock Option Plan. See "Voting Security Ownership of Certain Beneficial Owners and Management."

                     VOTING PROCEDURES AND PROXY INFORMATION

         The Class I directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting voting as a single class, provided a quorum exists. A quorum is established if, as of the Record Date, at least a majority of the outstanding shares of Common Stock are present in person or represented by proxy at the Annual Meeting. Adoption of an amendment to the Company's 1997 Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting voting as a class, provided a quorum exists. All other matters at the meeting will be decided by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter voting as a single class, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Share Transfer & Trust Company, the Company's transfer agent.

         In accordance with Florida law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated. Abstentions and broker non-votes will have no effect on the election of directors or on the vote to approve an amendment to the Company's 1997 Stock Option Plan.

         The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

         The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to shareholders, will be borne by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons may be reimbursed for their expenses by the Company. Proxies may also be solicited by directors, officers or employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.


                              ELECTION OF DIRECTORS

         The Company's By-Laws provide that the Board of Directors of the Company is divided into three classes (Class I, Class II and Class III). At each Annual Meeting of Shareholders, directors constituting one class are elected for a three-year term. At this year's Annual Meeting of Shareholders, two (2) Class I directors will be elected to hold office for a term expiring at the Annual Meeting of Shareholders to be held in 2001. It is the intention of the Board of Directors to nominate Norton Herrick and Jesse Faber as Class I directors. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

         At this year's Annual Meeting of Shareholders, the proxies granted by shareholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event either or both of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors that he will be available to serve.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.


         The following information is with respect to the nominees for election at this Annual Meeting of Shareholders:

                                CLASS I DIRECTORS
                                 (To be Elected)
                             (Term Expires in 2001)

         Norton Herrick, 59, has been Chief Executive Officer, Chairman of the Board and a director of the Company since its inception and was President of the Company from its inception until January 1996. Mr. Herrick has been a private investor for over 30 years and is currently Chairman and Chief Executive Officer of The Herrick Company, Inc., a private investment firm he founded. Through his wholly-owned affiliates, Mr. Herrick has owned and managed income producing properties, including office buildings, shopping centers and multi-family apartment complexes, and has completed transactions with respect to approximately 250 income producing properties valued at an aggregate of approximately $2 billion. Mr. Herrick is involved in the management of numerous entities he formed to acquire, finance, manage and lease office, industrial and retail properties; and to acquire, operate, manage, redevelop and sell residential rental properties. Mr. Herrick serves on the advisory board of the Make A Wish Foundation, the advisory committee of the National Multi Housing Council and the National Board of Directors for People for the American Way.

         Jesse Faber, 42, has been President of the Company since October 1996 and a director since October 1997. From 1989 to October 1996, Mr. Faber was Senior Vice President and Partner of AyerDirect, a direct response advertising agency wholly-owned by McManus, Inc., one of the ten largest advertising and marketing agencies in the world. From 1984 to 1989, Mr. Faber was Management Supervisor of Grey Direct, a direct response advertising agency.

         The following information is with respect to incumbent directors in Class II and Class III of the Board of Directors who are not nominees for election at this Annual Meeting of Shareholders:

                               CLASS II DIRECTORS
                             (Term Expires in 1999)

         Michael Herrick, 31, co-founded the Company and has been Vice Chairman of the Board of the Company since January 1996, Chief Operating Officer of the Company since January 1997, Co-Chief Executive Officer of the Company since April 1998 and a director of the Company since its inception. Mr. Herrick has held various other offices with the Company since its inception. Since August 1993, Michael Herrick has been an officer (since January 1994, Vice President) of the corporate general partner of a limited partnership, which limited partnership is a principal shareholder of The Walking Company, a nationwide retailer of comfort and walking footwear and related apparel and accessories. Since May 1989, Mr. Herrick has been employed by The Herrick Company, Inc., and is currently one of its Vice Presidents. Mr. Herrick is also an officer of the corporate general partners of numerous limited partnerships which acquire, finance, manage and lease office, industrial and retail properties; and which acquire, operate, manage, redevelop and sell residential rental properties.

         Roy Abrams, 54, has been a director since October 1997. Since April 1993 and from 1986 through March 1990, Mr. Abrams has owned and operated Abrams Direct Marketing, a marketing consulting firm. From April 1990 to April 1993, Mr. Abrams was Vice President of New Business Development of Getting to Know You, Inc., a new homeowner welcoming service. From 1981 through 1985, Mr. Abrams was President of Margrace Corporation, a publicly-held direct marketing company. From 1980 through 1981, Mr. Abrams was a director of mail order marketing of Hearst Corporation, a publishing company. From 1976 to 1979, Mr. Abrams was employed by Columbia House, a negative option and continuity direct marketing company, most recently as Vice President, Merchandise and Continuity Marketing. From 1975 to 1976, Mr. Abrams was director of Mail Order Merchandise Marketing for American Express Company.

                               CLASS III DIRECTORS
                             (Term Expires in 2000)

         Howard Herrick, 33, has been a director of the Company since its inception. Howard Herrick co-founded the Company and has been Executive Vice President, Editorial Director and a director of the Company since its inception. Since August 1993, Howard Herrick has been Vice President of the corporate general partner of a limited partnership, which limited partnership is a principal shareholder of The Walking Company. Since 1988, Mr. Herrick has been an officer of The Herrick Company, Inc. and is currently its President. Mr. Herrick is also an officer of the corporate general partners of numerous limited partnerships which acquire, finance, manage and lease office, industrial and retail properties; and which acquire, operate, manage, redevelop and sell residential rental properties.

         Carl T. Wolf, 54, has been a director of the Company since March 1998. Carl T. Wolf is the managing partner of the Lakota Investment Group. Mr. Wolf was formerly Chairman of the Board, President and Chief Executive Officer of Alpine Lace Brands, Inc. ("Alpine Lace"). Mr. Wolf founded Alpine Lace and its predecessors and had been the Chief Executive Officer of each of them since the inception of Alpine Lace in 1983. Mr. Wolf became a director of Alpine Lace shortly after its incorporation in February 1986. Alpine Lace was sold to Land O' Lakes, Inc. in December 1997.

         The Company has agreed that until October 22, 2000, if so requested by the representative of the underwriters of its initial public offering, to use its best efforts to nominate and elect a designee of the representative, (reasonably acceptable to the Company), to serve on the Company's Board of Directors. The representative has not yet exercised its right to designate such a person.

         The following is information with respect to certain of the Company's officers:

         John F. Levy, 42, has served as Executive Vice-President and Chief Financial Officer of the Company since January 1998 and has been an employee of the Company since November 1997. Prior to joining the Company, Mr. Levy was Senior Vice President of Tamarix Capital Corporation and had previously served as Chief Financial Officer of both public and private entertainment and consumer goods companies. During 1994, Mr. Levy served as Chief Financial Officer of the Continuum Group, Inc., a publicly-held record label which filed for protection under Chapter 11 of the United States Bankruptcy Code in 1995 after Mr. Levy had left the Company. Mr. Levy is a Certified Public Accountant with nine years experience with the national public accounting firms of Ernst & Young, Laventhol & Horwath and Grant Thornton.

         During the fiscal year ended December 31, 1997, the Board of Directors held two meetings. The meetings were attended by all of the directors, either in person or by telephone. The Board also took action by unanimous written consent in lieu of meetings.

         The Company has established an Audit Committee which is responsible for making recommendations concerning the engagement of independent public accountants, reviewing the plans and results of the audit engagement with the independent public accountants, approving professional services provided by the independent public accountants and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee is currently comprised of Messrs. Michael Herrick, Roy Abrams and Carl Wolf. The Audit Committee of the Board of Directors did not hold any meetings during the fiscal year ended December 31, 1997. The Company does not have a compensation committee or a nominating committee.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by the Company during the fiscal years ended December 31, 1995, 1996 and 1997 to its Chief Executive Officer(s) and to each of its executive officers whose compensation exceeded $100,000 during the fiscal year ended December 31, 1997 (the "Named Executives"):

                                            Summary Compensation Table

                                                                                                          Long-Term
                                                                                                        Compensation
                                                                     Annual Compensation                    Award
                                                       ------------------------------------------           -----
                                                                                                          Securities
                                    Year Ended                                      Other Annual          Underlying
Name and Principal Position         December 31,      Salary($)        Bonus($)   Compensation(1)         Options(#)
---------------------------         ------------      ---------        --------   ---------------         ----------

Norton Herrick
Co-Chief Executive Officer.........   1997              19,354             ---           ---                 ---
                                      1996                 ---             ---           ---                 ---
                                      1995                 ---             ---           ---                 ---

Howard Herrick
Executive Vice President...........   1997             115,129             ---           ---                 ---
                                      1996             102,000             ---           ---                 ---
                                      1995                 ---             ---           ---                 ---

Jesse Faber
President..........................   1997             128,417          40,000           ---                 ---
                                      1996              15,062          25,000           ---                 ---
                                      1995                 ---             ---           ---                 ---

------------
(1) The aggregate value of benefits to be reported under the "Other Annual Compensation" column did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive.


         The following table sets forth information concerning stock options granted in the year ended December 31, 1997 to the Named Executives:

              Option Grants in Fiscal Year Ended December 31, 1997

                                Individual Grants
                                -----------------
             Number of
             Securities          Percent of Total
             Underlying          Options Granted     Exercise
             Options             to Employees in     Price      Expiration
Name         Granted (#)         Fiscal Year(%)      ($/Sh)        Date
----         -----------         --------------      ------     -----------

Jesse Faber    50,000(1)             100.00           11.00      9/17/2008


------------
(1) On September 17, 1997, the Company granted to Mr. Faber options to purchase 50,000 shares of Common Stock at an exercise price equal to 110% of the initial public offering price of the Common Stock which was in excess of fair market value on the date of grant. Such options shall vest as to one-fifth of the shares covered thereby annually over a five-year period commencing on October 31, 1998, provided, however, that such options shall terminate and be canceled if Mr. Faber is no longer employed by the Company prior to the date on which such options vest. Such options shall be exercisable for a period of five years commencing immediately upon the applicable vesting period, provided, however, if Mr. Faber is no longer employed by the Company, such options shall expire on the earlier of the date Mr. Faber is no longer employed by the Company (or up to one year thereafter under certain circumstances) or five years following the date on which such options vest.


     The following table sets forth information concerning the number of options owned during the year ended December 31, 1997 and the value of unexercised stock options held by the Named Executives as of December 31, 1997. No options were exercised by the Named Executives during fiscal 1997:

                 Aggregated Option Exercises and Year End Values

                                                             Number of Securities
                                                                  Underlying                         Value of Unexercised
                                                              Unexercised Options                    In-the-Money Options
                                                           at December 31, 1997 (#)                at December 31, 1997 ($)
                                                          --------------------------              -------------------------
                       Shares            Value
                     Acquired on        Realized
Name                Exercise (#)          ($)          Exercisable        Unexercisable        Exercisable         Unexercisable
----                ------------          ---          -----------        -------------        -----------         -------------
Jesse Faber              -0-              -0-              -0-              50,000                  ---                  ---


Director Compensation

          In his capacity as a director, Mr. Wolf has been granted options to purchase 22,500 shares of the Company's common stock at $5.00 per share (fair market value at the date of grant) which vest and are exercisable one-third on March 18, 1998 (the "Grant Date") and one-third on the first and second anniversaries of such Grant Date. In addition, Mr. Wolf will receive annual compensation of $5,000, payable on the anniversary of his joining the Company's Board of Directors. Moreover, in March 1998 the Company sold Mr. Wolf an option to purchase 50,000 shares of Common Stock and, the right, under certain circumstances, to purchase an additional option covering 25,000 shares of Common Stock. See "Certain Relationships and Related Transactions."

Employment Agreements

          The Company has entered into a two-year employment agreement, effective as of October 22, 1997, with Norton Herrick which provides for an annual base compensation of $100,000 and such increases and bonuses as the Board of Directors may from time to time determine, based on criteria that it deems appropriate at such time but which it has not yet established. The employment agreement does not require that Mr. Herrick devote any fixed amount of time to the business and activities of the Company. The employment agreement contains a provision prohibiting Mr. Herrick from, on his own behalf or on behalf of any other person, persons, firms, partnership, corporation or company, engaging or participating in any activities which are in direct conflict with the interests of the Company; and from soliciting or attempting to solicit the business or patronage of any person, firm, corporation, company or partnership which had previously been a customer of the Company, for the purpose of selling products and services similar to those provided by the Company during the term of the employment agreement and for a period of two years thereafter. There can be no assurance, however, that a court will enforce such provision or only partially enforce such provision. The employment agreement also provides that if Mr. Herrick's employment is terminated under certain circumstances, including as a result of a change in control, Mr. Herrick will be entitled to receive severance pay equal to the greater of $200,000 or two times the total compensation received by Mr. Herrick from the Company during the twelve months prior to the date of termination.

          The Company has entered into a three-year employment agreement, effective October 22, 1997, with Michael Herrick which provides for an annual base compensation of $125,000 and such increases and bonuses as the Board of Directors may from time to time determine, based on criteria that it deems appropriate at such time but which it has not yet established. The employment agreement requires Mr. Herrick to devote substantially all of his business time to the Company's business and affairs. The employment agreement contains a provision prohibiting Mr. Herrick from, on his own behalf or on behalf of any other person, persons, firms, partnership, corporation or company, engaging or participating in any activities which are in direct conflict with the interests of the Company; and from soliciting or attempting to solicit the business or patronage of any person, firm, corporation, company or partnership which had previously been a customer of the Company, for the purpose of selling products and services similar to those provided by the Company during the term of the employment agreement and for a period of two years thereafter. There can be no assurance, however, that a court will enforce such provision or only partially enforce such provision. The employment agreement also provides that if Mr. Herrick's employment is terminated under certain circumstances, including as a result of a change in control, Mr. Herrick will be entitled to receive severance pay equal to the greater of $375,000 or three times the total compensation received by Mr. Herrick from the Company during the twelve months prior to the date of termination.

          In September 1997, the Company entered into a one-year employment agreement with Mr. Faber which provides for his employment through October 31, 1998, at an annual base compensation of $140,000 and a bonus of $35,000, provided that he is employed by the Company on October 31, 1998. On September 17, 1997, Company granted to Mr. Faber options to purchase 50,000 shares of Common Stock at an exercise price of $11.00 per share (which exceeded fair market value on the date of grant).

          The Company has entered into a three-year employment agreement effective as of October 22, 1997 with Howard Herrick which provides for an annual base compensation of $125,000 and such increases and bonuses as the Board of Directors may from time to time determine, based on criteria that it deems appropriate at such time but which it has not yet established. The employment agreement requires Mr. Herrick to devote substantially all of his business time to the Company's business and affairs. The employment agreement contains a provision prohibiting Mr. Herrick from, on his own behalf or on behalf of any other person, persons, firms, partnership, corporation or company, engaging or participating in any activities which are in direct conflict with the interests of the Company; and from soliciting or attempting to solicit the business or patronage of any person, firm, corporation, company or partnership which had previously been a customer of the Company, for the purpose of selling products and services similar to those provided by the Company during the term of the employment agreement and for a period of two years thereafter. There can be no assurance, however, that a court will enforce such provision or only partially enforce such provision. The employment agreement also provides that if Mr. Herrick's employment is terminated under certain circumstances, including as a result of a change in control, Mr. Herrick will be entitled to receive severance pay equal to the greater of $375,000 or three times the total compensation received by the executive from the Company during the twelve months prior to the date of termination.

          In November 1997, the Company entered into a two year employment agreement with John Levy which provides for an annual base compensation of $135,000 in the first year of the agreement and an annual base compensation of $150,000 in the second year of the agreement. Mr. Levy's agreement also provides for a minimum bonus of $7,500 the first year of the agreement and a minimum bonus of $12,500 the second year of the agreement, provided Mr. Levy is employed by the Company on each such date. As of January 1, 1998, the Company granted to Mr. Levy options to purchase 30,000 shares of Common

Stock at an exercise price of $11.00 per share (which exceeded fair market value on the date of grant). The options for 10,000 shares vest at the end of the first year of the employment agreement and options for 20,000 shares vest at the end of the second year of employment, provided Mr. Levy is employed by the Company on the vesting dates. However, in the event of a change in control, all options shall immediately vest and become exercisable.

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information as of May 18, 1998, relating to the beneficial ownership of shares of Common Stock by (i) each person or entity who is known by the Company to own beneficially 5% or more of the outstanding Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executives, and (iv) all directors and executive officers of the Company as a group:

                                                                                        Percentage of
                                                    Number of Shares                    Outstanding
                                                     of Common Stock                    Common Stock
Name and Address of Beneficial Owner(1)            Beneficially Owned(2)             Beneficially Owned
---------------------------------------            ---------------------             ------------------
Norton Herrick(3)...............................         3,699,300                       60.1%

Howard Herrick(4)...............................         3,691,100                       60.0

Michael Herrick(5)..............................           488,460                        7.9

Carl Wolf(6)....................................            62,500                        1.0

John Levy(7)....................................             1,000                         __

Jesse Faber(8)..................................                __                         __

Roy Abrams......................................                __                         __

All directors and executive officers as a
group (7 persons)...............................         3,762,800(3)(4)(5)(6)(7)(8)     60.6%


------------
*    Less than 1%

(1) The address for each named individual or group is in care of Audio Book Club, Inc., 2295 Corporate Boulevard, N.W., Suite 222, Boca Raton, Florida, 33431.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of May 19, 1998 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of May 19, 1998 have been exercised and converted.

(3) Represents (i) 8,200 shares held by Norton Herrick, (ii) 2,714,180 shares held by N. Herrick Irrevocable ABC Trust of which Norton Herrick is the sole beneficiary and Howard Herrick is the sole trustee (the "N. Herrick Trust"), (iii) 488,460 shares of Common Stock held by Howard Herrick and
     (iv) 488,460 shares of Common Stock held by M.E. Herrick Irrevocable Trust, of which Michael Herrick is the sole beneficiary and Howard Herrick is the sole trustee (the "M.E.H. Trust"). The N. Herrick Trust agreement provides that Howard Herrick shall have sole voting and dispositive power over the shares held by the trust. Howard Herrick has irrevocably granted to Norton Herrick sole dispositive power with respect to the shares of Common Stock held by Howard Herrick on his own behalf and on behalf of the M.E.H. Trust.

(4) Includes (i) the shares of Common Stock referred to in footnote 3(ii) above and footnote (5) below. Does not include options to purchase 100,000 shares of common stock granted February 12, 1998 at an exercise price of $4.75 fair (market value at date of grant). Such shares to vest as to one-half of the shares covered thereby on February 9, 1999 and one-half on February 9, 2000, provided, however, that such options shall terminate and be canceled if the officer is no longer employed by the Company prior to the date on which such options vest. Such options shall be exercisable for a period of five years commencing immediately upon vesting, provided, however, if the officer is no longer employed by the Company, such options shall expire on the earlier of 90 days following the date the officer is no longer employed by the Company or five years following the date on which such options vest.

(5) Represents shares held by the M.E.H. Trust. The M.E.H. Trust agreement provides that Howard Herrick shall have sole voting and dispositive power over the shares held by the M.E.H. Trust and Howard Herrick has granted to Norton Herrick sole dispositive power over the shares held by the M.E.H. Trust. Does not include options to purchase 100,000 shares of common stock granted February 12, 1998 at en exercise price of $4.75 (fair market value at date of grant). Such shares to vest as to one-half of the shares covered thereby on February 9, 1999 and one-half on February 9, 2000, provided, however, that such options shall terminate and be canceled if the officer is no longer employed by the Company prior to the date on which such options vest. Such options shall be exercisable for a period of five years commencing immediately upon vesting, provided, however, if the officer is no longer employed by the Company, such options shall expire on the earlier of 90 days following the date the officer is no longer employed by the Company or five years following the date on which such options vest.

(6)  Includes 50,000 shares issuable upon exercise of options. Does not include
     (i) options to purchase 15,000 shares of Common Stock which vest at various times commencing March 18, 1999 and (ii) options to purchase 25,000 shares of Common Stock which Mr. Wolf has the right to purchase if he continues to serve as a director of the Company on September 18, 1998. See "Certain Relationships and Restated Transactions."

(7) Does not include options to purchase 30,000 shares of Common Stock which vest at various times commencing January 1, 1999.

(8) Does not include options to purchase 50,000 shares of Common Stock which vest at various times commencing October 31, 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Company has entered into a sublease agreement with H.H. Realty Investors, Inc., a company wholly-owned by Michael Herrick, Chief Operating Officer, Vice Chairman of the Board and a director of the Company, Howard Herrick, Executive Vice President and a director of the Company, and Evan Herrick, a son of Norton Herrick and brother of Michael Herrick and Howard Herrick. Pursuant to the agreement, the Company subleased 1,550 square feet of space in Morristown, New Jersey at an annual rent of $24,000. H.H. Realty Investors, Inc. leases such property from an independent third party. In January 1998, the Company amended the sublease agreement to provide for additional space at its New Jersey location. Minimum monthly rent under the amended lease is $2,900 per month through December, 1998 and is subject to two extension periods of five years each under certain conditions.

          On July 1, 1997, the Company entered into a new lease for office space in Florida. The Herrick Company, Inc., a company wholly-owned by Norton Herrick, Chairman of the Board, Chief Executive Officer and a principal shareholder of the Company, guaranteed the Company's obligations under the Company's lease for its Florida office.

          On November 17, 1995, Norton Herrick entered into a loan agreement pursuant to which Norton Herrick agreed to loan the Company up to $8,000,000, including the $5,380,000 aggregate amount of loans made to the Company by Norton Herrick as of such date. The loan agreement was subsequently amended to increase permitted borrowings by the Company of up to $13,000,000 and Norton Herrick subsequently assigned his rights under the loan agreement to N. Herrick Irrevocable ABC Trust, of which Norton Herrick is the sole beneficiary and Howard Herrick is the sole trustee (the "N. Herrick Trust"). Borrowings under the loan agreement were non-interest bearing and were converted into equity upon the consummation of the Initial Public Offering. The loan agreement between the Company and Norton Herrick was terminated on October 22, 1997.

          In May 1997, the Company used the proceeds from a $6,000,000 loan from Bank of America National Trust and Savings Association (the "Bank") to repay a portion of the outstanding indebtedness under the loan agreement with the N. Herrick Trust. On August 2, 1997, the Company borrowed an additional $2,250,000 from the Bank to fund working capital. The loan was to be due October 31, 1998, and had an interest rate which was 1/2% under the bank's reference rate and was payable monthly.

          On September 16, 1997, the Company borrowed an additional $750,000 from the Bank to fund working capital. The loan was also to be due October 31, 1998, and had an interest rate which was 1/2% under the bank's reference rate and was payable monthly.

          The Common Stock of the Company owned by Norton Herrick, the Chairman, Chief Executive Officer and founder of the Company, was pledged as security for the loans. Additionally, in the event the Company failed to repay the loans at maturity, the personal guarantee of the Company's Chairman, Chief Executive Officer and founder would become effective.

          The Company used a portion of the proceeds of its initial public offering to repay the loans from the Bank in the aggregate principal amount of $9,000,000 plus accrued interest thereon of $56,167.

          Immediately prior to the consummation of its initial public offering, the N. Herrick Trust converted the outstanding $5,975,200 of indebtedness owed to it by the Company under the loan agreement into 597,520 shares of Common Stock at a price per share equal to the initial offering price of the Common Stock.

          On May 12, 1997, Howard Herrick entered into a consolidation and restatement of loan agreements with the Company relating to the aggregate $400,000 loaned to the Company by Howard Herrick (consisting of a $50,000 loan made in June 1994 and a $350,000 loan made in February 1997). Such borrowings did not bear interest through July 31, 1997 and, thereafter, bore interest at an annual rate equal to the greater of 10% or the prime rate charged by Citibank, N.A. of New York ("Citibank"). This loan, together with accrued interest, was repaid in September 1997.

          On May 12, 1997, the M.E. Herrick Irrevocable Trust (the "M.E.H. Trust"), of which Michael Herrick is the sole beneficiary and Howard Herrick is the sole trustee, entered into a loan agreement with the Company relating to the aggregate $400,000 loaned to the Company by the M.E.H. Trust (consisting of a $50,000 loan made in June 1994 and a $350,000 loan made in May 1997). Such borrowings did not bear interest through July 31, 1997 and, thereafter, bore interest at an annual rate equal to the greater of 10% or the prime rate charged by Citibank. This loan, together with accrued interest, was repaid in September 1997.

          Companies wholly-owned by Norton Herrick have in the past provided certain accounting, administrative and general office services to, and obtained insurance coverage for, the Company at cost since the Company's inception, and the Company paid to such entities for such services, in the aggregate, $38,928 and $60,000, during the years ended December 31, 1996 and 1997, respectively. The Company anticipates obtaining similar services from time to time from companies affiliated with Norton Herrick for which it will reimburse such companies' cost to provide such services to the Company.

          During 1997, Abrams Direct Marketing ("ADM"), a company wholly-owned by Roy Abrams, a director designee of the Company, provided independent marketing consulting services to the Company and has been paid approximately $25,500 by the Company for such services. In June 1997, the Company entered into a consulting agreement with ADM pursuant to which ADM assists the Company in connection with marketing activities, including designing, implementing and reviewing the results of direct marketing campaigns and selecting direct marketing lists, on an as-needed basis at the rate of $250 per hour.

          On March 18, 1998, (the "Wolf Purchase Date") the Company sold to Carl Wolf an option ("Wolf Option") to purchase 50,000 shares of Common Stock at any time commencing on the Wolf Purchase Date through the fifth anniversary of the Wolf Purchase Date at an exercise price of $5.00 per share (market value at Wolf Purchase Date.) The purchase price of the Wolf Option was $50,000. The Company and Wolf also agreed that, if Wolf continues to serve as an active and participating member of the Company's Board of Directors for six months from the Wolf Purchase Date, that Wolf shall have the right, but not the obligation, to purchase an additional option ("Additional Wolf Option") for an additional 25,000 shares for $25,000. The Additional Wolf Option shall have a five year term from date of purchase of Additional Wolf Option and shall have an exercise price of $5.00 per share.

          The Company's policy with respect to transactions between the Company and its officers, directors and 5% or greater shareholders is that each transaction will be on terms no less favorable than could be obtained from independent third parties.

                                   PROPOSAL I

                 AMENDMENT OF 1997 STOCK OPTION PLAN TO INCREASE
                        THE NUMBER OF SHARES RESERVED FOR
                  ISSUANCE THEREUNDER FROM 750,000 TO 2,000,000
                  ---------------------------------------------

          At the Annual Meeting, the Company's shareholders will be asked to approve an amendment to the Company's 1997 Stock Option Plan (i) to increase the number of shares of Common Stock reserved for issuance under the Plan from 750,000 to 2,000,000 and (ii) to increase the maximum number of shares of Common Stock with respect to which options may be granted to any employee during the term of the Plan from 250,000 to 1,000,000.

          The Board believes that in order to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentive for officers, directors, key employees and other key persons and continue to promote the well-being of the Company, it is in the best interest of the Company and its shareholders to provide to officers, directors, key employees, consultants and other independent contractors who perform services for the Company, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has found that the grant of options under the 1997 Stock Option Plan has proven to be a valuable tool in attracting and retaining key employees. It believes that such authority, in view of the substantial growth of the Company and need to continue to grow, should be expanded to increase the number of options which may be granted under the 1997 Stock Option Plan both generally and specifically to any individual employee. The Board believes that such authority will provide the Company with significant means to attract and retain talented personnel and maintain current key employees.

Summary of the 1997 Stock Option Plan

          In June 1997, the shareholders of the Company approved the 1997 Stock Option Plan, pursuant to which 750,000 shares of Common Stock have been reserved for issuance upon the exercise of options designated as either (i) options intended to constitute incentive stock options under the Internal Revenue Code of 1986, as amended, or (ii) non-qualified options. Incentive stock options may be granted under the 1997 Stock Option Plan to officers and employees of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. In addition, each employee may only be granted options to purchase up to a maximum of 250,000 shares of Common Stock during the term of the 1997 Stock Option Plan.

          The purpose of the 1997 Stock Option Plan is to encourage stock ownership by certain directors, officers and employees of the Company and other persons instrumental to the success of the Company. The 1997 Stock Option Plan is intended to qualify under Rule 16b-3 under the Securities Exchange Act of 1934. The Board of Directors, within the limitations of the 1997 Stock Option Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be incentive stock options, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, and the time, manner and form of payment upon exercise of an option.

          Incentive stock options may not be granted under the 1997 Stock Option Plan at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares of Common Stock for which incentive stock options granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. Options granted under the 1997 Stock Option Plan will expire not more than ten years from the date of grant (five years in the case of incentive stock options granted to persons holding 10% or more of the voting stock of the Company). All options granted under the 1997 Stock Option Plan are not transferable during an optionee's lifetime (unless otherwise provided in the option agreement) but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of an optionee, all options granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.

Certain Federal Income Tax Consequences of the 1997 Stock Option Plan

          The following is a brief summary of the Federal income tax aspects of grants made under the 1997 Stock Option Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

          1. Incentive Stock Options. The participant will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the participant, (i) the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets in his or her hands; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for his or her taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. In the case of a disposition of shares in the same taxable year as the exercise where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in regular taxable income.

          If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (i) the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable. The participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets in his or her hands, as short-term or long-term capital gain, depending on the length of time that the participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

          Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a Non-Qualified Stock Option.

          2. Non-Qualified Stock Options. With respect to NonQualified Stock Options (i) upon grant of the option, the participant will recognize no income;
(ii) upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant; and (iv) on a sale of the shares, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets in the participant's hands depending upon the length of time that the participant held the shares.

          The approval of the proposed amendment to the Company's 1997 Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists.

          The Board believes that the Proposed Amendment to the 1997 Stock Option Plan will help the Company attract and retain qualified officers, directors and key employees. Accordingly, the Board believes that the Amendment to the 1997 Stock Option Plan is in the best interest of the Company and unanimously recommends a vote FOR its approval.

                              INDEPENDENT AUDITORS

          KPMG Peat Marwick LLP ("KPMG"), the Company's former independent certified public accountants, were the Company's independent auditors who reported on the financial statements of the Company for the fiscal years ended December 31, 1996 and 1997. On May 9, 1998, the decision to dismiss KPMG as the Company's independent certified public accountants and engage Deloitte & Touche LLP as the Company's new independent certified public accountants was approved by the Audit Committee of the Board of Directors of the Company. It is currently anticipated that Deloitte & Touche LLP will examine and report on the financial statements of the Company for the year ending December 31, 1998. During neither of the past two years did the reports by KPMG on the financial statements of the Company contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

          A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.


                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

          Shareholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Shareholders to be held in 1999 must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than February 1, 1999 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.


                                OTHER INFORMATION

          A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1997 IS BEING FURNISHED HEREWITH TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON MAY 19, 1998.

          The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                                     By order of the Board
                                                     of Directors,



                                                     Norton Herrick
                                                     Co-Chief Executive Officer


May 20, 1998

                              AUDIO BOOK CLUB, INC.
                    2295 Corporate Boulevard, N.W., Suite 222
                            Boca Raton, Florida 33431

        PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 19, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned hereby appoints NORTON HERRICK and MICHAEL HERRICK and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of Audio Book Club, Inc. (the "Company") on Friday, June 19, 1998, at The Headquarters Plaza Hotel, 3 Headquarters Plaza, Morristown, New Jersey 07960 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

  ELECTION OF CLASS I DIRECTORS:
  [ ] FOR all nominees listed below   [ ] WITHHOLD AUTHORITY
      (except as marked to the            to vote for all nominees listed below.
      contrary below).


                         Norton Herrick and Jesse Faber




(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

--------------------------------------------------------------------------------
                                    (Continued and to be signed on reverse side)

1.    Approval of Amendment to the Company's 1997 Stock Option Plan.

         [_] FOR         [_] AGAINST [_] ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.


DATED: ________________________________, 1998

                                                     Please sign exactly as name
                                                     appears hereon. When shares
                                                     are held by joint tenants,
                                                     both should sign. When
                                                     signing as attorney,
                                                     executor, administrator,
                                                     trustee or guardian, please
                                                     give full title as such. If
                                                     a corporation, please sign
                                                     in full corporate name by
                                                     President or other
                                                     authorized officer. If a
                                                     partnership, please sign in
                                                     partnership name by
                                                     authorized person.


                                                     ---------------------------
                                                               Signature

                                                     ---------------------------
                                                      Signature if held jointly


 Please mark, sign, date and return this proxy card using the enclosed envelope.